Exhibit 5.1

Dykema Gossett PLLC 39577 Woodward Avenue Suite 300 Bloomfield Hills, MI 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0763

July 5, 2016

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan  48377

Ladies and Gentlemen:

We have acted as special counsel to ITC Holdings Corp., a Michigan corporation (the “Company”), in connection with the offer and sale (the “Offering”) by the Company of $400,000,000 aggregate principal amount of the 3.25% Notes due 2026 (the “Offered Securities”) to the Underwriters pursuant to (a) a Registration Statement on Form S-3 (File No. 333-211783) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on June 2, 2016; (b) the prospectus of the Company dated June 2, 2016 (the “Base Prospectus”) as filed with the Commission, as supplemented by the prospectus supplement of the Company dated June 29, 2016 as filed with the Commission (the “Prospectus Supplement”); and (c) the indenture of the Company dated April 18, 2013 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture dated July 5, 2016 (the “Third Supplemental Indenture”) between the Company and the Trustee.

We have examined the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Base Indenture, the Third Supplemental Indenture, the Underwriting Agreement dated June 29, 2016 (the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule 1 thereto for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, are acting as representatives (the “Underwriters”), the Amended and Restated Articles of Incorporation of the Company, as amended, and the Fifth Amended and Restated Bylaws of the Company.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, and upon statements of fact contained in the other documents that we have examined.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

submitted to us as copies conform to the originals of those documents; and (iv) each natural person signing any document reviewed by us had the legal capacity to do so.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Company (1) is validly existing and in good standing under the laws of the State of Michigan, (2) has the requisite corporate power and authority to execute and deliver the Third Supplemental Indenture and the Underwriting Agreement and to perform its obligations thereunder, and (3) has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Third Supplemental Indenture and the Underwriting Agreement.

The foregoing opinions are limited to the laws of the State of Michigan.  We express no opinion and make no representation with respect to the law of any other jurisdiction.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rules, regulations and judicial decisions in effect on the date of this opinion, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the Offering and to the reference to our firm under the heading “Legal Matters” in the Registration Statement (including the Base Prospectus and the Prospectus Supplement which are a part thereof). In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the Commission’s rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

DYKEMA GOSSETT PLLC

/S/ DYKEMA GOSSETT PLLC

MME

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.